Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 16, 2008

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On April 16, 2008, Cadiz Inc. ("Cadiz") was advised that LC Capital Master Fund, Ltd. ("LC Capital") has purchased the 90% interest of Peloton Multi-Strategy Master Fund, Ltd. ("Peloton Fund") in that certain Credit Agreement dated as of June 26, 2006 (as amended, the "Credit Agreement") by and among Cadiz, Cadiz Real Estate LLC ("CRE"), the several lenders from time to time parties thereto and Peloton Partners LLP ("Peloton Partners") as administrative agent.  LC Capital is an affiliate of Lampe Conway & Company LLC ("Lampe Conway").

Following the purchase by LC Capital of Peloton Fund's interest in the Credit Agreement, Peloton Partners will be replaced as administrative agent under the Credit Agreement by a Lampe Conway affiliate.

Under the terms of the Credit Agreement, both the sale of Peloton Fund's interest in the Credit Agreement and the replacement of the administrative agent required the consents of Cadiz and CRE, which consents were granted prior to the completion of the transaction.  Aside from the granting of such consents, neither Cadiz nor CRE were parties to the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ O'Donnell Iselin II
O'Donnell Iselin II
Chief Financial Officer

Dated:  April 17, 2008